Exhibit 32.1

Certification of Chief Executive Officer

Pursuant to 18 U.S.C. Section 1350, As Adopted Pursuant to Section 906 of
The Sarbanes-Oxley Act of 2002

I, McAndrew Rudisill, certify, that, to my knowledge, as of the date hereof, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that the Quarterly Report of Forum Markets, Incorporated on Form 10-Q for the quarter ended September 30, 2026, fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934 and that information contained in such Form 10-Q fairly presents in all material respects the financial condition and results of operations of Forum Markets, Incorporated at the dates and for the periods indicated.

Dated: November 13, 2026

/s/ McAndrew Rudisill
McAndrew Rudisill
Chief Executive Officer
(Principal Executive Officer)

A signed original of this written statement required by Section 906 has been provided to Forum Markets, Incorporated and will be retained by Forum Markets, Incorporated and furnished to the Securities and Exchange Commission or its staff upon request.